                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is made the 16th day of November, 2005 by and between NEOWARE SYSTEMS, INC., a Delaware corporation ("Employer"), and WEI CHING ("Employee").

                              W I T N E S S E T H :

         WHEREAS, Employee has been employed by Maxspeed Corporation., a California company ("Maxspeed"); and

         WHEREAS, Employer and Maxspeed have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 25, 2005, pursuant to which Rabbit Corporation, a wholly-owned subsidiary of Employer ("Merger Sub") will merge (the "Merger") with and into Maxspeed; and

         WHEREAS, the execution of this Agreement by Employee and Employer is a condition to the obligation of Employer to consummate and effect the Merger; and

         WHEREAS, Employer desires to employ Employee and Employee desires to accept such employment, all upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration and intending to be legally bound, hereby agree as follows:

         Section 1.  Employment.

         (a) Duties. Employer agrees to employ Employee as Executive Vice President, Asia of Employer responsible for managing the integration of the Maxspeed business, achieving the operating plan for the integrated Maxspeed business, participating in the executive management of Employer, establishing and managing business development and sales channels in Asia and managing local Asia technical resources. Employee agrees to perform such duties and services consistent with Employee's executive position and to perform such other duties and to serve in such capacities at such location in California or Asia as may be determined and assigned to him from time to time by the Chief Executive Officer or Board of Directors of Employer, it being expressly provided that the duties of Employee may be enlarged or diminished, as the Chief Executive Officer or the Board of Directors determines, provided, however, that Employee's responsibilities shall be consistent with his executive status. Employee will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

         (b) Devotion of Time. Except as provided herein, Employee will devote his entire business time, attention and energies to the affairs of Employer. Employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other person, business or organization without the prior written consent of the Board of Directors of Employer, provided that Employee shall be permitted to devote a limited amount of time, without compensation, to charitable or similar activities, provided, however, that during the first six (6) months of the initial Term (as defined below), Employee may devote three (3) days per month, and thereafter one (1) day per month, to the affairs of ExecuSoft Corporation.

         Section 2.  Duration and Termination of Employment.

         (a) Term. The term of this Agreement shall begin as of the date hereof and shall continue for an initial period of one (1) year unless terminated pursuant to this Section 2 hereof, with or without cause, and shall automatically continue thereafter year-to-year unless terminated pursuant to this Section 2 hereof, with or without cause (collectively, the "Term").

         (b) Termination by Employer. Employer may terminate Employee's employment pursuant to this Agreement as follows:

                  (i) If Employee shall die during the Term, Employee's employment shall terminate, except that Employee's legal representatives shall be entitled to receive the base salary provided for under Section 3 hereof prorated to the last day of the month in which Employee's death occurs.

                  (ii) If during the Term, Employee shall become physically or mentally disabled whether totally or partially, so that Employee is unable substantially to perform Employee's services hereunder for a period of four (4) consecutive months, Employer may, by written notice to Employee, terminate Employee's employment hereunder. In the event of Employee's termination pursuant to this Section 2(b)(ii), Employee shall be entitled to receive the payments described in Section 2(c)(i), less any amounts received by Employee from any source for disability-related benefits.

                  (iii) Employer may, by written notice to Employee, terminate Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" shall mean Employee's termination only upon: (A) Employee's continued neglect of such assigned duties and responsibilities as shall be consistent with the terms of this Agreement or Employee's responsibilities after receipt of a written warning of specific deficiencies and Employee's failure to cure said deficiencies within thirty (30) days; or (B) Employee's engaging in willful misconduct which is demonstrably injurious to Employer; or (C) Employee's committing a felony or an act of fraud against or the misappropriation of property belonging to Employer; or (D) Employee's breaching in any material respect the terms of this Agreement and Employee's failure to cure the breach within thirty (30) days after written notice of the breach from Employer.

                (iv) Employer may terminate Employee's employment hereunder "without cause" upon thirty (30) days prior written notice. A termination "without cause" shall mean the termination of Employee's employment by Employer under this Agreement other than pursuant to Sections 2(b)(i), (ii) or (iii) above.

         (c) Severance; Change in Control.

                  (i) If Employer terminates this Agreement during the first twenty four (24) months of the Term for any reason other than pursuant to
Section 2(b)(i), (ii) or (iii) above, Employer shall continue Employee's then current annual base salary and health benefits for a period of twelve (12) months.

                  (ii) In the event of a Change in Control (as defined below) during the Term, should Employee not be offered a comparable position by Employer or by Employer's successor, or if Employee does not accept, in his sole discretion, employment in any other capacity offered by the successor, Employer agrees to: (a) continue to pay Employee his base salary as provided in Section 3(a), which shall be in lieu of any payments under Sections 2(c)(i) or 3(a), for a period of one year from the date of termination; (b) pay Employee an amount equal to the average of the annual bonus that Employee earned over the prior three years; (c) pay for Employer's portion of Employer's health care costs under COBRA for one year; and (d) vest any outstanding stock options granted to Employee. In the event that Employee is offered a comparable position following a Change in Control, or Employee accepts, in his sole discretion, employment in any other capacity offered by Employer or Employer's successor, all of Employee's outstanding stock options will be vested in such a manner that Employee will receive the economic benefits of this vesting one year after the Change in Control, provided Employee is still employed by Employer or Employer's successor at that time. The mechanics of such vesting will be determined based on the structure of the Change in Control transaction. For the purposes of this section, "Change in Control" shall have the meaning set forth in Section 14 of Employer's 2004 Equity Incentive Plan (the "Plan"), a copy of which is attached as Exhibit A.

         (d) Employee Obligations. Notwithstanding the foregoing, no amount will be paid or benefit provided under Section 2(c)(i) or 2(c)(ii) unless and until Employee executes and delivers to Employer a release substantially identical to that attached hereto as Exhibit B and the Revocation Period described therein has expired. In the event that Employee violates any of the provisions of Sections 4 or 6 hereunder, Employer's obligation to make payments under Section 2(c) shall terminate immediately upon notice transmitted by Employer to Employee.

         (e) Termination by Employee. Employee may terminate his employment hereunder upon thirty (30) days prior written notice to Employer.

         (f) Survival. Notwithstanding any termination of Employee's employment as provided in this Section 2 or otherwise, the provisions of Sections 4, 5, 6 and 7 shall remain in full force and effect.

         Section 3.  Compensation.

         (a) Base Salary. Employee's base salary shall be $216,320 per annum, payable in equal, bi-weekly installments, subject to annual review and adjustments at the discretion of the Chief Executive Officer and the Compensation and Stock Option Committee of the Board of Directors, provided that Employee's base salary shall not be substantially reduced unless comparable reductions have been made to the base salaries of similarly situated employees.

         (b) Bonus; Options. Employee shall be entitled to receive a bonus of up to 50% of his base salary and shall be granted options to acquire 100,000 shares of Employer Common Stock under the Plan, subject to approval by Employer's Compensation and Stock Option Committee (the "Compensation Committee".) The bonus, which shall be subject to approval by Employer's Compensation Committee, shall be payable on achievement of agreed upon business milestones and personal objectives.

         (c) Employee Benefits. Employee shall participate in Employer's standard employee benefit plans (for example, life insurance, disability insurance, health and dental insurance) available to similarly situated employees.

         Section 4.  Covenants not to Solicit.

         (a) Non-Solicitation. Employee agrees to be bound by the Non-Solicitation and Confidentiality Agreement between Employer and Employee, the form of which is attached hereto as Exhibit C and incorporated herein, and which shall be executed by Employer and Employee concurrently with this Agreement (the "Non-Solicitation and Confidentiality Agreement") with respect to the non-solicitation of customers and employees.

         (b) Worldwide. The parties acknowledge that the market for products of the type sold by Employer is worldwide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to Employer the benefits of this Section 4, the parties agree that the provisions of this Section 4 shall apply to each of the states and counties of the United States and to each nation worldwide.

         (c) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each state of the United States, and each nation. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4 should ever be deemed to exceed the time or geographic limitations, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable law.

         (d) Restrictions Reasonable. Employee acknowledges that the restrictions imposed by this Agreement are reasonable and necessary in order to protect the legitimate business interests of Employer and will not preclude Employee from becoming gainfully employed following his termination of employment with Employer.

         Section 5.  Employee's Representations.

         Employee represents and warrants to Employer that Employee is familiar with and approves the covenants not to solicit set forth in Section 4, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of those covenants.

         Section 6.  Protection of Confidential Information.

         In view of the fact that the Employee's work for Employer will bring him into close contact with many confidential affairs of Employer not readily available to the public, Employee agrees to be bound by each of the terms and provisions of the Non-Solicitation and Confidentiality Agreement.

         Section 7.  Remedies.

         (a) Employee Violations. If Employee violates any of the provisions of Sections 4 or 6 hereof, Employer shall have the following rights and remedies:

                  (i) In the event of a breach, or a threatened breach, the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer;

                  (ii) In the event of an actual breach, the right to recover damages for all losses, actual and contingent, and the right to require the Employee to account for and pay over to Employer all profits or other benefits (collectively "Benefits") derived or received by the Employee as a result of any transactions constituting such a breach, and the Employee hereby agrees to account for and pay over such Benefits to Employer; and

                  (iii) The immediate termination of Employer's obligation to make payments pursuant to Section 2(c).

         (b) Rights and Remedies Cumulative. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer at law or in equity.

         Section 8.  Intellectual Property.

         (a) Owner of Intellectual Property. Employer shall be the sole owner of all the products and proceeds of the Employee's services to Employer, including, but not limited to, all materials, ideas, concepts, formats, designs, suggestions, developments, arrangements, packages, computer programs, inventions, patent applications, patents, copyrights, trademarks and other intellectual properties (collectively, "Intellectual Property") that Employee may acquire, obtain, develop or create in connection with the Employee's employment hereunder, free and clear of any claims by Employee (or anyone claiming under Employee) of any kind or character whatsoever (other than Employee's right to receive payments hereunder).

         (b) Assistance. Employee shall, at the request of Employer, execute such assignments, certificates or other instruments as Employer may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its rights, title and interest in or to any such Intellectual Property. Employee has been notified and understands that the provisions of Section 8 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                  (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                           (1) Relate at the time of conception or reduction to
                  practice of the invention to the employer's business, or actually or demonstrably anticipated research or development of the employer, or

                           (2) Result from any work performed by the employee
                  for the employer.

                  (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under California Labor Code
         Section 2870(a), the provision is against the public policy of this state and is unenforceable.

         Section 9.  Miscellaneous.

         (a) Notices. All notices, reports or other communications required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

                  (i)   If to Employee:

                        Wei Ching
                        160 Hanna Way
                        Menlo Park, CA 94025
                        (650) 327-8788

                  (ii)  If to Employer:
                        Neoware Systems, Inc.
                        3200 Horizon Drive
                        King of Prussia, PA 19406
                        Telephone No.: 610-277-8300
                        Facsimile: 610-275-5739
                        Attention: Chief Financial Officer

or to such other address as any party hereto may designate by notice given as herein provided.

         (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its rule or principles relating to conflicts of laws.

         (c) Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party.

         (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (e) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (f) Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                NEOWARE SYSTEMS, INC.

                                By: /s/KEITH D. SCHNECK
                                    -----------------------------------------
                                    Keith D. Schneck, Chief Financial Officer


                                EMPLOYEE

                                /s/ WEI CHING
                                ---------------------------------------------
                                    Wei Ching

                                    EXHIBIT A

                           2004 Equity Incentive Plan

                                    EXHIBIT B

                                Release of Claims


         _______________ ("Employee") hereby fully and forever releases and discharges Neoware Systems, Inc. ("Employer") and its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, officers, directors, trustees, employees, agents and attorneys, past and present, from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising out of Employee's employment by Employer or the termination thereof, including, but not limited to, any claims for relief or causes of action under Federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach or contract under any state or Federal law. This release shall include a release of all claims for attorneys' fees.

         Employee expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity. Employee expressly accepts and assumes the risk of such unknown or underestimated losses or claims and acknowledges and agrees that the benefits to be provided to him pursuant to this Agreement fully compensate him for such risks. Employee expressly waives all rights under California Civil Code Section 1542, which provides:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF THE EXECUTING OF THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         [IF APPLICABLE]EMPLOYEE AGREES THAT THIS RELEASE SPECIFICALLY INCLUDES A RELEASE OF ANY AND ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED ("ADEA"), AND ANY STATE OR LOCAL DISCRIMINATION LAWS. EMPLOYEE ACKNOWLEDGES THAT HE IS BEING GIVEN TWENTY-ONE
(21) DAYS IN WHICH TO CONSIDER WHETHER HE WISHES TO SIGN THIS RELEASE. MOREOVER, EMPLOYEE AGREES THAT, ONCE HE SIGNS THE RELEASE, HE SHALL THEN HAVE SEVEN (7) DAYS IN WHICH TO CHANGE HIS MIND AND REVOKE IT (THE "REVOCATION PERIOD"). IF EMPLOYEE WISHES TO REVOKE THIS RELEASE, HE MUST SEND THE REVOCATION IN WRITING BY OVERNIGHT MAIL TO ______________ (NAME AND ADDRESS OF REPRESENTATIVE).]

         Employee agrees that, while the Release does not prevent him from filing a charge with the Equal Employment Opportunity Commission ("EEOC"), if any such charge, complaint, lawsuit or claim is filed in Employee's name or on his behalf against any of the persons or entities released herein, Employee will not accept or seek any personal relief, whether monetary or otherwise.

         Employee acknowledges that he has been advised to have this Release reviewed by counsel of his choice.

                                    EXHIBIT C

                 NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT


         THIS NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT is made and entered
into this       day of              , 200 , by and between NEOWARE SYSTEMS,
INC., a Delaware corporation, for and on behalf of itself, its parents, subsidiaries, affiliates and related entities (collectively, the "Company")
and                   ("Employee").


                                    RECITALS

         The Company has agreed to employ Employee in the capacity of          .

         In and as a result of his or her employment by the Company, Employee will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, product formulas, cost and price information and lists of clients.

         As an inducement to the Company to hire Employee, Employee is willing to agree to protect confidential information of the Company and to refrain from soliciting customers or employees of the Company as more fully provided in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. During the term of his or her employment and for a period of three
(3) years thereafter, Employee agrees to keep secret and retain in the strictest confidence all Confidential Information and Trade Secrets of the Company learned by Employee heretofore or hereafter, and not to use them for his or her own benefit or disclose them to anyone outside of the Company, either during or after the term of his or her employment, except as required for the performance of Employee's duties as an employee of the Company or with the Company's express written consent.

         2. Employee agrees to deliver promptly to the Company on the termination of his or her employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof in whatever medium they may be recorded or stored) relating to the Company's business and all property associated therewith, which Employee may then possess or have under Employee's control.

         3. For purposes of this Agreement, "Confidential Information" shall mean information disclosed to Employee or learned or made known to Employee as a consequence of or through his or her employment by the Company, not generally known in the industry in which the Company is or may become engaged, about the Company's clients, customers, products, processes, and services, including, but not limited to: information relating to research, development, source codes, object codes or other technology-based information or products, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, and selling as well as lists of actual or prospective customers, customer contacts, pricing strategy, sources of suppliers and materials, accounting records, operating and cost data or other company financial information, compilations of information, drawings, proposals, job notes, reports, records and specifications, inventions, technology, patent applications and/or any other proprietary information as may exist or be developed from time to time by the Company or its affiliates. For purposes of this Agreement, "Trade Secret" means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

         4. Employee agrees that upon termination of Employee's employment, Employee shall return any and all customer lists and client lists in his possession, custody or control to the Company and shall not, during the term of his or her employment and for a period of three (3) years thereafter, directly or indirectly, use the Company's customer or client lists for his or her own benefit or disclose the Company's customer or client lists to any person firm or corporation.

         5. During the Term of this agreement and for three (3) years thereafter, Employee shall not disclose or use in any manner, directly or indirectly, and shall use Employee's best efforts and shall take all reasonable precautions to prevent the disclosure of, any such Trade Secrets or other Confidential Information, except to the extent required in the performance of Employee's duties or obligations to the Company hereunder or by express prior written consent of a duly authorized officer or director of the Company (other than Employee).

         6. Employee agrees that during the term of Employee's employment and for a period of one (1) year thereafter, Employee shall not either directly or indirectly, on his or her own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Business, any person or entity that was a customer or client of the Company at any time during the 12-month period preceding such solicitation. For purposes of this paragraph 6, a "Competing Business" is any business engaged in the sale or provision of products and/or services comparable to the products and/or services offered by the Company at any time during the term of Employee's employment by the Company.

         7. Employee agrees that during the term of Employee's employment and for a period of one (1) year thereafter, Employee shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, to any other business, any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

         8. It is the express intention of Employee and the Company to comply with the provisions of all applicable law relating to the covenants contained in paragraphs 6 and 7 above. Employee stipulates that the provisions of this Agreement are not oppressive or overly burdensome to Employee and will not prevent Employee from earning an income following termination of this Agreement. Employee warrants and represents that:

                  (a) Employee is familiar with the non-solicitation covenants;

                  (b) Employee has discussed or acknowledges the opportunity to discuss the provisions of the non-solicitation covenants contained herein with Employee's attorney and has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time provided for herein) are fair, reasonable and just under the circumstances;

                  (c) Employee is fully aware of the obligations, limitations and liabilities included in the non-solicitation covenants contained in this Agreement;

                  (d) The scope of activities covered hereby are substantially similar to those activities to be performed by Employee under this Agreement;

                  (e) The twelve (12) month non-solicitation periods are reasonable restrictions, giving consideration to the following factors: (1) Employee and the Company reasonably anticipate that their employment relationship, although terminable at will, will continue in effect for sufficient duration to allow Employee to attain superior bargaining strength and an ability for unfair competition with respect to the customers covered hereby;
(2) the duration of the twelve (12) month non-solicitation period is a reasonably necessary period to allow the Company to restore its position of equivalent bargaining strength and fair competition with respect to the Company's Business covered hereby; and (3) historically, employees of all types have remained with the Company for a duration of longer than the duration of the twelve (12) month non-solicitation period; and

         9. Employee recognizes that the services to be performed by Employee are of a special, unique, unusual, extraordinary and intellectual character which gives them particular value, a loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that the Company, in addition to any other rights or remedies which the Company may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee. If Employee violates any of the provisions of paragraphs 1 through 7 hereof, the Company shall have the following rights and remedies:

                  (a) In the event of a breach, or a threatened breach, the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  (b) In the event of an actual breach adjudicated by a court of competent jurisdiction, the right to recover all actual damages to the Company arising from such breach, including, but not limited to, any proven profits or other benefits derived or received by Employee as a result of the breach.

         10. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in paragraphs 1 through 7, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 1 through 7, or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of the subject matter thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

         11. The Company shall be the sole owner of all the products and proceeds of Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, computer programs and other intellectual properties that Employee may acquire, obtain, develop or create in connection with Employee's employment by the Company, free and clear of any claims by Employee (or anyone claiming under Employee) of any kind or character whatsoever. Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties or any other such works for hire. Employee has been notified and understands that the provisions of Section 11 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                  (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actually or demonstrably anticipated research or development of the employer, or

                  (2) Result from any work performed by the employee for the employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under California Labor Code
         Section 2870(a), the provision is against the public policy of this state and is unenforceable.

         12. Employee hereby represents and warrants that his employment by the Company will not cause Employee to be in violation of any non-competition or restrictive covenant which would, if enforceable, restrict his ability to continue as an employee of the Company and to perform his duties to the Company.

         13. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of law.

         14. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

         15. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

         16. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                        NEOWARE SYSTEMS, INC.
                                                        (a Delaware corporation)


                                                        By: /S/ Keith D. Schneck
                                                        Chief Financial Officer


                                                        EMPLOYEE:


                                                        /S/ Wei Ching
                                                        ------------------------


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